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                                   EXHIBIT 5.1














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                                                King & Spalding
                                                191 Peachtree Street
                                                Atlanta, Georgia 30303




                                    May 27, 1994




Hallmark Healthcare Corporation
Suite 650
300 Galleria Parkway
Atlanta, Georgia  30339

Ladies and Gentlemen:

            We have acted as counsel to Hallmark Healthcare Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 that will be filed by the Company on or about May 27, 1994 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to shares of the Company's Class A Common Stock to be issued upon exercise of options granted under the Company's 1993 Stock Option Plan (the "Plan").

            You have requested our opinion with respect to the legality of the shares of Class A Common Stock to be issued upon exercise of options granted under the Plan. We understand that our opinion will be attached as an Exhibit to the Registration Statement and that our opinion will be referred to in the Registration Statement. We consent to such use of our opinion.

            In rendering the opinion expressed in this letter, we have examined such documents as we have deemed appropriate, including the Plan, the Amended and Restated Certificate of Incorporation of the Company, the Bylaws of the Company, and actions taken by the Board of Directors and stockholders of the Company in approving the Plan and the Registration Statement. In our examination of documents we have assumed, with your consent, that all documents submitted to us are authentic originals or, if submitted as photocopies, that they faithfully reproduce the originals, that all such documents have been or will be duly executed to the extent required and that representations and statements set forth in such documents are true and correct.

            Based upon the foregoing, we are of the opinion that the Plan has been duly adopted by all necessary corporate action on the part of the Company. We are also of the opinion that the shares of the Company's Class A Common Stock to be issued under




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the Plan will be duly and validly issued shares of Class A Common Stock of the
Company and will be fully paid and nonassessable.

                                    Sincerely,

                                    KING & SPALDING